STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 08/26/1996
960248087 - 2656710

CERTIFICATE OF INCORPORATION

OF

NGC GLOBAL LIQUIDS, INC.

* * * * *

1. The name of the corporation is

NGC GLOBAL LIQUIDS, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5A. The name and mailing address of each incorporator is follows:

NAME	MAILING ADDRESS
Dana J. Blankenship	811 Dallas Avenue Houston, TX 77002
Eugene A. Wallace	811 Dallas Avenue Houston, TX 77002

5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Mark L. Hazelwood	NGC Global Liquids, Inc. 13430 Northwest Freeway Suite 1200 Houston, TX 77040
Kenneth E. Randolph	NGC Global Liquids, Inc. 13430 Northwest Freeway Suite 1200 Houston, TX 77040
H. Keith Kaelber	NGC Global Liquids, Inc. 13430 Northwest Freeway Suite 1200 Houston, TX 77040

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of August, 1996.

Dana J. Blankenship

Eugene A. Wallace

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/26/1998
981251095 - 2656710

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF NGC GLOBAL LIQUIDS, INC.

NGC Global Liquids, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions by unanimous written consent in lieu of a meeting in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law ("DGCL") proposing and declaring the following amendment of the Certificate of Incorporation of the Corporation to be advisable and recommending the adoption of such amendment by the stockholders of the Corporation.

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has given its written consent to the following amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD: The Certificate of Incorporation of the Corporation is amended by deleting Article 1 in its entirety and replacing it with a new Article 1 which reads as follows:

"1. The name of the corporation is Dynegy Global Liquids, Inc."

FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

FIFTH: This Certificate of Amendment shall become effective at the close of business on the day of the filing hereof in the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, NGC Global Liquids, Inc. has caused this Certificate to be signed by its Assistant Secretary, this 26th day of June, 1998.

NGC GLOBAL LIQUIDS, INC.

By: [signature]
Lisa Q. Metts
Assistant Secretary